Exhibit 99.1
Smith Douglas Homes Reports Second Quarter 2025 Results
ATLANTA, August 6, 2025 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced second quarter results for the three and six months ended June 30, 2025.
Q2 2025 Results as compared to Q2 2024:
•Home closings increased 2% to 669
•Home closing revenue increased 1% to $223.9 million
•Home closing gross margin of 23.2% compared to 26.7%
•Net new home orders increased 2.9% to 736
•Pretax income of $17.2 million compared to $25.9 million
•Earnings of $0.26 per diluted share compared to $0.40
•Debt-to-book capitalization of 15.2% compared to 0.8% at December 31, 2024
•Active community count increased 23% to 92 at quarter end
•Total controlled lots increased 57% to 24,824
Greg Bennett, Vice Chairman and Chief Executive Officer, commented, “Smith Douglas Homes delivered strong results in the second quarter of 2025, driven by our disciplined approach to homebuilding and our team’s solid execution. Home closings for the quarter came in above our stated guidance range, while our home closing gross margin of 23.2% was at the high end of the range. We generated pretax income of $17.2 million in the second quarter and posted earnings of $0.26 per diluted share. I am proud of the way our team members performed this quarter and feel we are well-positioned to continue to deliver on and improve our strong execution as we head into the second half of 2025.”
Russ Devendorf, Executive Vice President and Chief Financial Officer added, “Throughout the second quarter, new home sales continued to be uneven in our markets due to affordability constraints and macroeconomic concerns among some potential buyers. We believe there is pent up demand for home ownership in our markets and continue to use financing incentives as a tool in driving traffic and converting sales."
Mr. Devendorf continued, “We ended the second quarter with 57% more lots under control and 23% more new communities open than we had in the same period last year, putting us in a great position to expand our operations and increase our market share. I am pleased we were able to make these investments and still maintain a strong balance sheet, as our net debt-to-net book capitalization ratio at the end of the quarter was 12.1%. This financial strength, coupled with our asset light strategy and quick-turn operational focus, gives me confidence in the long-term future of Smith Douglas Homes.”

Conference Call & Webcast Information
Management will host a conference call to discuss the Company’s results at 8:30 a.m. Eastern Time on August 6, 2025. Interested parties can dial in using the numbers below or access the call via a webcast link provided in the investor relations section of the company’s website.
Dial-in Numbers:
Toll Free - North America (+1) 800-715-9871
International: (+1) 646-307-1963
Conference ID: 8459388
Replay Numbers:
Toll Free - North America: (+1) 800-770-2030
Playback Passcode: 8459388
Replay will expire 7 days following the event
About Smith Douglas Homes
Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 18,000 families to fulfill their new home dreams. Ranked a top 50 builder nationally for several years and with 2,867 closings in 2024, Smith Douglas currently holds the #32 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Central Georgia, Charlotte, Chattanooga, Greenville, Houston, Huntsville, Nashville, and Raleigh. Smith Douglas offers its homebuyers a personalized, affordable-luxury buying experience at attractive prices.
Investor Relations
Joe Thomas
investors@smithdouglas.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s performance, growth, market share, strategic plans and opportunities, financial position, ability to navigate the changing homebuilding landscape in the macroeconomic environment, ability to provide solutions to fit buyer needs, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Smith Douglas Homes
Condensed Consolidated Statements of Income
(Unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Home closing revenue	$223,924	$220,933	$448,646	$410,142
Cost of home closings	171,985	161,875	343,177	301,624
Home closing gross profit	51,939	59,058	105,469	108,518

Selling, general, and administrative costs	34,702	31,809	67,701	59,350
Equity in income from unconsolidated entities	(598)	(220)	(817)	(404)
Interest expense	772	591	1,438	1,289
Other (income) expense, net	(116)	1,012	401	1,010
Income before income taxes	17,179	25,866	36,746	47,273
Provision for income taxes	744	1,132	1,601	2,053
Net income	16,435	24,734	35,145	45,220
Net income attributable to non-controlling interests and LLC members prior to IPO	14,070	21,088	30,097	38,602
Net income attributable to Smith Douglas Homes Corp.	$2,365	$3,646	$5,048	$6,618

	Three months ended June 30,		Six months ended June 30, 2025	Period from January 11, 2024 to June 30, 2024
	2025	2024
Earnings per share:
Basic	$0.26	$0.41	$0.56	$0.75
Diluted	$0.26	$0.40	$0.55	$0.74
Weighted average shares of common stock outstanding:
Basic	8,998,470	8,846,154	8,983,328	8,846,154
Diluted	8,998,470	51,431,974	9,160,922	51,414,509

Smith Douglas Homes
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Cash and cash equivalents	$16,777	$22,363
Real estate inventory	320,848	277,834
Deposits on real estate under option or contract	132,372	103,026
Real estate not owned	26,127	5,830
Property and equipment, net	8,858	3,775
Goodwill	25,726	25,726
Deferred tax asset, net	10,643	10,906
Other assets	28,868	26,441
Total assets	$570,219	$475,901
Liabilities and Equity
Liabilities:
Accounts payable	$15,823	$17,234
Customer deposits	5,903	5,301
Notes payable	74,088	3,060
Liabilities related to real estate not owned	26,127	5,830
Accrued expenses and other liabilities	23,045	32,348
Tax receivable agreement liability	10,401	10,401
Total liabilities	155,387	74,174
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; none issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value – 250,000,000 shares authorized; 9,015,173 and 8,846,154 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1	1
Class B common stock, $0.0001 par value – 100,000,000 shares authorized; 42,435,897 shares issued and outstanding as of June 30, 2025 and December 31, 2024	4	4
Additional paid-in capital	59,789	58,208
Retained earnings	20,188	15,419
Total stockholders’ equity attributable to Smith Douglas Homes Corp.	79,982	73,632
Non-controlling interests attributable to Smith Douglas Holdings LLC	334,850	328,095
Total equity	414,832	401,727
Total liabilities and equity	$570,219	$475,901

Smith Douglas Homes
Summary Cash Flow Information
(Unaudited, dollars in thousands)

Six months ended June 30,	2025	2024
Net cash used in operating activities	$(63,847)	$(9,234)
Net cash used in investing activities	(4,225)	(3,153)
Net cash provided by financing activities	62,486	9,908
Net (decrease) in cash and cash equivalents	(5,586)	(2,479)
Cash and cash equivalents, beginning of period	22,363	19,777
Cash and cash equivalents, end of period	$16,777	$17,298
Smith Douglas Homes
Selected Other Operating Data
(Unaudited, dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Home closings	669	653	1,340	1,219
ASP of homes closed	$335	$338	$335	$336
Net new home orders	736	715	1,504	1,480
Contract value of net new home orders	$247,421	$243,842	$506,139	$503,282
ASP of net new home orders	$336	$341	$337	$340
Cancellation rate(1)	10.0%	11.8%	9.1%	11.2%
Backlog homes (period end)(2)	858	1,173	858	1,173
Contract value of backlog homes (period end)	$292,881	$404,750	$292,881	$404,750
ASP of backlog homes (period end)	$341	$345	$341	$345
Active communities (period end)(3)	92	75	92	75
Controlled lots (period end):
Homes under construction	1,091	1,088	1,091	1,088
Owned lots	834	587	834	587
Optioned lots	22,899	14,167	22,899	14,167
Total controlled lots	24,824	15,842	24,824	15,842
(1)The cancellation rate is the total number of cancellations during the period divided by the total gross new home orders during the period.
(2)Backlog homes (period end) is the number of homes in backlog from the previous period plus the number of net new home orders generated during the current period minus the number of homes closed during the current period.
(3)A community becomes active once the model is completed or the community has its first sale. A community becomes inactive when it has fewer than two homes remaining to sell.

Smith Douglas Homes
Selected Financial Information by Segment
(Unaudited, dollars in thousands)
Home Closing Revenue

Three months ended June 30,	2025			2024			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast	$141,267	407	$347	$124,393	355	$350	14%	15%	(1)%
Central	82,657	262	315	96,540	298	324	(14)%	(12)%	(3)%
Total	$223,924	669	$335	$220,933	653	$338	1%	2%	(1)%

Six months ended June 30,	2025			2024			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast	$279,485	799	$350	$227,887	652	$350	23%	23%	—%
Central	169,161	541	313	182,255	567	321	(7)%	(5)%	(2)%
Total	$448,646	1,340	$335	$410,142	1,219	$336	9%	10%	—%
Backlog

As of June 30,	2025			2024			Period over period change
	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes
Southeast	511	$178,409	$349	752	$269,502	$358	(32)%	(34)%	(3)%
Central	347	114,472	330	421	135,248	321	(18)%	(15)%	3%
Total	858	$292,881	$341	1,173	$404,750	$345	(27)%	(28)%	(1)%
Controlled Lots

As of June 30,	2025			2024			Period over period change
	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled
Southeast	986	16,005	16,991	843	10,537	11,380	17%	52%	49%
Central	939	6,894	7,833	832	3,630	4,462	13%	90%	76%
Total	1,925	22,899	24,824	1,675	14,167	15,842	15%	62%	57%
(1)Includes homes under construction and owned lots.

Net Income

	Three months ended June 30,			Six months ended June 30,
	2025	2024	Period over period change	2025	2024	Period over period change
Southeast	$21,991	$25,598	$(3,607)	$45,846	$46,603	$(757)
Central	6,345	13,336	(6,991)	13,355	23,619	(10,264)
Segment total	28,336	38,934	(10,598)	59,201	70,222	(11,021)
Other(1)	(11,901)	(14,200)	2,299	(24,056)	(25,002)	946
Total	$16,435	$24,734	$(8,299)	$35,145	$45,220	$(10,075)
(1)Other primarily includes homebuilding operations in non-reportable segments, corporate overhead costs, such as payroll and benefits, business insurance, information technology, office costs, outside professional services and travel costs, and certain other amounts that are not allocated to the reportable segments.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes net debt-to-net book capitalization and adjusted net income.
Net debt-to-net book capitalization
Net debt-to-net book capitalization is a supplemental measure of our leverage that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to debt-to-book capitalization or any other measure derived in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of net debt-to-net book capitalization may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate this non-GAAP financial measure in the same manner. We present this non-GAAP financial measure because we consider it to be an important supplemental measure of our leverage and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

We define net debt-to-net book capitalization as:
•Total debt, less cash and cash equivalents, divided by
•Total debt, less cash and cash equivalents, plus equity.
This non-GAAP financial measure has limitations as an analytical tool in that it subtracts cash and cash equivalents and therefore may imply that the Company has less debt than the most comparable measure determined in accordance with GAAP. Because of this limitation, this non-GAAP financial measure should be considered along with other financial measures presented in accordance with GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in the following table:

As of (in thousands, except percentages)	June 30, 2025	December 31, 2024
Notes payable	$74,088	$3,060
Equity	414,832	401,727
Total capitalization	$488,920	$404,787
Debt-to-book capitalization	15.2%	0.8%
Notes payable	$74,088	$3,060
Less: cash and cash equivalents	16,777	22,363
Net debt	57,311	(19,303)
Equity	414,832	401,727
Total net capitalization	$472,143	$382,424
Net debt-to-net book capitalization	12.1%	(5.0)%
Adjusted net income
Adjusted net income is not a measure of net income or net income margin as determined by GAAP. Adjusted net income is a supplemental non-GAAP financial measure used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted net income as net income adjusted for the tax impact using a 24.9% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).
Management believes adjusted net income is useful because it allows management to more effectively evaluate our operating performance and comparability to industry peers who record income tax expense on their income before tax as opposed to the income of Smith Douglas Holdings LLC not being taxed at the entity level and, therefore, not reflecting a charge against earnings for income tax expense. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computation of adjusted net income may not be comparable to adjusted net income of other companies. We present adjusted net income because we believe it provides useful information regarding our comparability to peers.
The following table presents a reconciliation of adjusted net income to the GAAP financial measure of net income for each of the periods indicated (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income	$16,435	$24,734	$35,145	$45,220
Provision for income taxes	744	1,132	1,601	2,053
Income before income taxes	17,179	25,866	36,746	47,273
Tax-effected adjustments(1)	4,278	6,467	9,150	11,818
Adjusted net income	$12,901	$19,399	$27,596	$35,455
(1)For the three and six months ended June 30, 2025 and 2024, our tax expenses assumes a 24.9% and 25.0% federal and state blended tax rate, respectively, (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).